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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 -------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 9, 1998
                -----------------------------------------------
                Date of report (Date of earliest event reported)

                              SUNTERRA CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

          Maryland                  000-21193              95-4582157
(State or other Jurisdiction    (Commission Title         (IRS Employer
     of Incorporation)                Number)         Identification Number)

                       1875 SOUTH GRANT STREET, SUITE 650
                          SAN MATEO, CALIFORNIA 94402
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                    (Address of Principal Executive Offices)

                                 (650) 312-7171
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              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS

          On September 9, 1998, Sunterra Corporation (the "Company") announced the appointment of L. Steven Miller, formerly Chief Executive Officer of Resort Condominiums International (RCI), as the Company's Chief Executive Officer and President, effective October 1, 1998. The Company has also appointed Mr. Miller to its Board of Directors (the "Board") and to the Executive Committee of the Board. The Company also named Andrew Jody Gessow and Steven C. Kenninger, currently the Company's Chief Executive Officer and President, respectively, as Co-Chairmen of the Board. Osamu "Sam" Kaneko, currently the Company's Chairman of the Board, will become a member of the Board's Executive Committee.

          The Company also announced it will consolidate all corporate functions from its San Mateo, California and Chicago, Illinois offices into its Orlando, Florida headquarters by mid-1999. The Company further announced that due to family considerations, its Chief Financial Officer, Mike Depatie, and its Treasurer, Dewey Chambers, will not be moving from the San Francisco Bay Area to Orlando. Messrs. Depatie and Chambers will direct the search for their replacements and will remain with the Company through this transition period.

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        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 SUNTERRA CORPORATION

                                 By: /s/ ANDREW D. HUTTON
                                     -------------------------------------
                                     Name:  Andrew D. Hutton
                                     Title: Vice President,
                                            General Counsel and Secretary

Dated: September 9, 1998